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                                                                    EXHIBIT 23.1

                         Consent of Independent Auditors

We consent to incorporation by reference in the Registration Statement on Form S-8 filed June 14, 2000, pertaining to the Prize Energy Corp. 1998 Key Employee Stock Option Plan of our reports dated February 11, 2000, with respect to the consolidated financial statements of Prize Energy Corp., and September 3, 1999, with respect to the producing properties acquired by Prize Energy Corp. from Pioneer Natural Resources USA, Inc., included in Prize Energy Corp.'s Annual Report on Form 10-K for the year ended December 31, 1999.

                                                          ERNST & YOUNG LLP

Forth Worth, Texas
June 9, 2000